INTELLECTUAL PROPERTY ASSIGIMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT (the "Agreement") is made between EMS Development Group LLC, a Maryland limited liability company ("Assignor") and CNS Protein Therapeutics, Inc., a Delaware corporation (the "Assignee"), effective as of March 5, 2008 (the "Effective Date").

WHEREAS, Assignor owns or controls all right, title and interest in and to certain intellectual property listed on Exhibit A hereto (collectively, the "Intellectual Property'');

WHEREAS, Assignor wishes to assign, and Assignee wishes to obtain, all right, title and interest in and to the Intellectual Property; and

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

I.          Assignment. Assignor hereby irrevocably assigns and transfers to Assignee and its successors, legal representatives and assigns all of its right, title and interest in and to the Intellectual Property;

2.           Consideration. In exchange for Assignor's assignment of the Intellectual Property, Assignee shall pay to Assignor, the consideration described in Exhibit C, subject to certain contingencies described therein (the "Consideration").

3.           Assumption of Liabilities. Assignee hereby assumes the liabilities relating to the Intellectual Property described on Exhibit D.

4.           Representations and Warranties; Release. Assignor hereby represents and Warrants to the Assignee as follows:

(a)          Authority. Assignor has the right, power and authority to enter into this Agreement.

(b)          No Violations or Conflicts. Assignor is the sale owner of the Intellectual Property, and is eotitled to assign the Intellectual Property without the consent of any third party.

(c)          Non-Interference. Assignor does not own any intellectual property that would conflict with Assignee's ability to fully exploit the Intellecrual Property. Assignor has disclosed to Assignee all patents, know-how and materials necessary or reasonably useful for the exploitation of the Intellectual Property.

5.          Further Assurances of Assignor. On and after the Effective Date, Assignor will:

(a)          Affidavits in Support of Revival. Assignor will deliver to Assignee's counsel its affidavit, and will use its best efforts to procure and deliver to Assignee's counsel. the affidavits of (i) Peter Allard (00 behalf of Hyacinthe Services Limited), (ii) Gordon Keep or Geir Liland (on behalf of Prescient Neuropharma, Inc.) and (iii) Leanne Bate (as former director of Prescient

IN WITNESS WHEREOF, this Assignment of Patents is executed on March 5, 2008.

EMS Development Group,
a Maryland corporation

/s/ George Steinfels
George Steinfels, President

ATTEST:

By: ________________________
Title: ______________________

State of Maryland                                )
) ss.
County of Montgomery                      )

On this 5th day of March, 2008 before me the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared George Steinfels who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature On such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Signature

My commission expires: Feb. 10, 2010

EXHIBIT A

Intellectual Property

The Intellectual Propeny shall consist of all of Assignor's right title and interest in and to the intellectual property rights relating to the protein molecule known as Mesencephalic Astrocytederived Neurotrophic Factor ("MAW), including without limitation (a) the patents and any inventions set fonh below (the "Patents"); (b) all rights to apply in any or all countries of the world for patents, certificates of in venti ODS or other governmental grants in such Patents; (c) any and all applications filed and any and all patents, certificates of inventions or other governmental grants granted on said Patents in the United States or any other country, including each and every application filed and each and every Patent granted on any applications which is a division, substitution or continuation of any of said applications; (d) each and every reissue or extension of any of such Patents; (e) each any every patent claim resulting from a reexamination certificate for any and all such Patents; and (f) any and all rights to sue for and recover damages for any past, present or future violation, misappropriation or infringement of the Patents (collectively, the "Intellectual Property).

Title	Jurisdiction	Application/Publication Number
Dopaminergic Neuronal Survival-Promoting Factors and Uses Thereof	USA	10/102,265
Dopaminergic Neuronal Survival-Promoting Factors and Uses Thereof	Canada	2441740
Dopaminergic Neuronal Survival-Promoting Factors and Uses Thereof	Europe	EP 1373502 A2
Dopaminergic Neuronal Survival-Promoting Factors and Uses Thereof	Japan	JP2004528835TT

EXHIBIT B

ASSIGNMENT OF PATENTS

V,'HEREAS, EMS Development Group LLC, a Maryland limited liability company (hereinafter "Assignor") and CNS Protein Therapeutics, Inc., a Delaware corporation (hereinafter "Assignee") are parties to that certain Intellectual Property Assignment, effective as of March 5, 2008 (the "Agreement").

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor does hereby sell, assign and transfer and agrees to sell, assign and transfer unto Assignee or its designees, all of Assignor's right, title and interest in and to the patents and patent applications listed in Exhibit A to the Agreement of even date herewith (collectively, the "Patents") and any reissues and continuations thereof and in all counterparts of the foregoing Patents filed or issued in foreign countries, as to which Assignor agrees to furnish and to execute on a country-by-country basis specific assignments as requested by Assignee or any such designee.

Assignor covenants that it is the sole owner and holder of record title to the above-identified patent applications and any patents that issue thereon (and foreign counterparts thereto) and that it has full power to make the present assignment.
Assignor further sells, assigns, transfers and conveys unto Assignee the entire right, title and interest in and to any and all causes of action and rights or recovery for past infringement of the Patents herein assigned.

Assignor warrants unto the Assignee and further agrees that Assignor will, without demanding any further consideration therefor, at the request and at the expense of the Assignee, do all lawful and just acts including the execution and acknowledgment of instruments, that may be or became necessary for sustaining, obtaining continuations thereof, or reissuing said United States Patents and foreign counterparts and for maintaining and perfecting the Assignee's right to said Patents, particularly in cases of interference and litigation.

Assignor also hereby authorizes the Commissioner of Patents to issue any and all Patents that may be granted upon any of the patent applications herein referenced to Assignee, as the assignee to the entire interest therein.

EXHIBIT C
CONSIDERATION

The Consideration to be paid for the assignment of the Patents shall be as follows:

• 53,750.00 shall be paid by wire transfer upon closing of this transaction;

• An additional 520,000 shall be paid by wire transfer upon the closing of a financing generating aggregate gross proceeds for Assignee of at least S 1,250,000;

• If and only if, the Patent is revived in the United States, 550,000 shall be paid by wire transfer upon the closing of a financing generating aggregate gross proceeds for Assignee of at least 55,000,000; and

• If and only if, the Patent is revived in Europe, 520,000 shall be paid by wire transfer upon the closing of a financing generating aggregate net proceeds for Assignee of at least 56.000,000.

EXHlBIT D
ASSIGNED LIABILITIES

Assignee hereby agrees to pay:

• The reasonable, documented fees and expenses of Barnes & Thornberg LLP which are directly related to work performed by the firm in acquiring the Intellectual Property on November 30, 2007 and for subsequent work in reviving the patents and transitioning related documents to new counsel;

• Within seven (7) days of receipt from EMS of an itemized statement from Hyacinthe Services Limited ("Hyacinthe"), up to CDN$3,000 for the assistance of Hyaeinthe personnel during the revival prosecution of the Intellectual Property and related out of pocket expenses;

• Upon closing of this transaction, subject to receipt of a reasonably documented invoice therefore, expenses incurred by Assignor at the request of Assignee in the amount of $1,533.61;

• Such other reasonable and documented expenses of EMS or Hyacinthe as shall be mutually agreed upon in advance by the parties in writing.